                                             Registration Statement No.333-03955


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        Intermedia Communications Inc.
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              (Exact name of issuer as specified in its charter)

            Delaware                                  59-29-13586
      ----------------------------           --------------------------
      (State or other jurisdiction                 (I.R.S. Employer
      incorporation or organization)              Identification No.)

                  3625 Queen Palm Drive, Tampa, Florida 33619
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      (Address of Principal Executive Offices)          (Zip Code)

                        Intermedia Communications Inc.
                           Long-Term Incentive Plan
      ------------------------------------------------------------------
                           (Full title of the plan)

                                David C. Ruberg
                        Chairman of the Board, President
                          and Chief Executive Officer
                         Intermedia Communications Inc.
                             3625 Queen Palm Drive
                             Tampa, Florida 33619
       -----------------------------------------------------------------
                    (Name and address of agent for service)

                                (813) 829-0011
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         (Telephone number, including area code, of agent for service)

                                With a copy to:

                    Ralph J. Sutcliffe, Esq.
                    Kronish, Lieb, Weiner & Hellman LLP
                    1114 Avenue of the Americas
                    New York, NY 10036-7798

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                                                      Amount
securities         Amount        Offering        Aggregate    of
to be              to be         price           offering     registration
registered         registered    per share(1)    price        fee
---------------    ----------    ------------    ---------    ------------

Common Stock,
$.01 par           1,000,000     $32.1875        $32,187,500  $9,753.78
value

--------------------------------------------------------------------------------

(1) Average of the bid and asked prices as reported on the Nasdaq National Market on July 11, 1997, pursuant to Rule 457(h)(1).

          The contents of the Registration Statement on Form S-8 (File No. 333-03955) of Intermedia Communications Inc. (f/k/a Intermedia Communications of Florida, Inc.) are incorporated herein by reference.


Exhibits.
--------

 5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1  Consent of independent accountants

23.2  Consent of counsel (included within Exhibit 5.1)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 14th day of July, 1997.

                               Intermedia Communications Inc.
                               (Registrant)


                               By:  /s/  David C. Ruberg
                                  -------------------------------------
                                  David C. Ruberg
                                  Chairman of the Board, President
                                  and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

        Signature                 Title                    Date
        ---------                 -----                    ----

/s/  David C. Ruberg          Chairman of the         July 14, 1997
-------------------------     Board, President
David C. Ruberg               and Chief Executive
                              Officer


/s/  Robert M. Manning        Senior Vice
-------------------------     President, Chief        July 14, 1997
Robert M. Manning             Financial Officer
                              and Secretary


/s/  Jeanne M. Walters        Controller and          July 14, 1997
-------------------------     Chief Accounting
Jeanne M. Walters             Officer


/s/  John C. Baker            Director                July 14, 1997
-------------------------
John C. Baker


/s/  Phillip A. Campbell      Director                July 14, 1997
-------------------------
Philip A. Campbell


/s/  George F. Knapp          Director                July 14, 1997
-------------------------
George F. Knapp

                                 EXHIBIT INDEX

Exhibit                                              Page
-------                                              ----

 5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1  Consent of independent accountants

23.2  Consent of counsel (included within Exhibit
      5.1)
